Exhibit 99.1

MURPHY OIL CORPORATION ANNOUNCES RETIREMENT OF DAVID R. LOONEY,
EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER,
BOARD OF DIRECTORS ELECTS THOMAS J. MIRELES AS REPLACEMENT
HOUSTON, Texas, March 9, 2022 – Murphy Oil Corporation (NYSE: MUR) today announced that David R. Looney plans to retire from the company and will relinquish his position as Executive Vice President and Chief Financial Officer on June 30, 2022. The Board of Directors has elected Thomas J. “Tom” Mireles to serve as his replacement effective upon Mr. Looney’s retirement. Mr. Mireles will assume Mr. Looney’s responsibilities, as well as maintain oversight of the company’s sustainability function.
Mr. Looney joined Murphy in 2018, and will conclude his 38-year financial career by modernizing Murphy’s financial function, as well as leading efforts to strengthen the balance sheet following the global pandemic.
Joining the company in 2005, Mr. Mireles has a proven track record with Murphy as he earned roles with increasing responsibility culminating in his most recent position as Senior Vice President, Technical Services. While working at the company, Mr. Mireles has gained extensive experience in managing multiple disciplines, including Senior Manager Planning and Business Development, as well as gaining significant operational experience serving as a senior vice president in both the Western and Eastern Hemispheres. Prior to Murphy, he started his career in 1996 as a petroleum engineer for a major integrated energy company. Mr. Mireles received bachelor’s and master’s degrees in petroleum engineering from Texas A&M University and a Master of Business Administration from the London Business School. In addition, he completed the following executive programs through Harvard Business School: Advanced Management Program, High Potentials Leadership Program, and Succeeding as a Strategic Chief Financial Officer.

“As a key member of the executive team, we want to recognize and thank David for his significant contributions during a transformative time in our company, and wish him all the best on his pending retirement,” stated Roger W. Jenkins, President and Chief Executive Officer. “In addition, we want to acknowledge that Tom’s outstanding leadership skills and in-depth knowledge about Murphy, financial operations and sustainability position him to be successful with his new responsibilities, and I want to congratulate him on his new role. As we look to the future, Tom and his team will continue with Murphy’s ongoing commitment to sustainability efforts, as well as fulfill Murphy’s commitment to delever, execute and explore.”
ABOUT MURPHY OIL CORPORATION
As an independent oil and natural gas exploration and production company, Murphy Oil Corporation believes in providing energy that empowers people by doing right always, staying with it and thinking beyond possible. Murphy challenges the norm, taps into its strong legacy and uses its foresight and financial discipline to deliver inspired energy solutions. Murphy sees a future where it is an industry leader who is positively impacting lives for the next 100 years and beyond. Additional information can be found on the company’s website at www.murphyoilcorp.com.
FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified through the inclusion of words such as “aim”, “anticipate”, “believe”, “drive”, “estimate”, “expect”, “expressed confidence”, “forecast”, “future”, “goal”, “guidance”, “intend”, “may”, “objective”, “outlook”, “plan”, “position”, “potential”, “project”, “seek”, “should”, “strategy”, “target”, “will” or variations of such words and other similar expressions. These statements, which express management’s current views concerning future events or results, are subject to inherent risks and uncertainties. Factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement include, but are not limited to: macro conditions in the oil and gas industry, including supply/demand levels, actions taken by major oil exporters and the resulting impacts on commodity prices; increased volatility or deterioration in the success rate of our exploration programs or in our ability to maintain production rates and replace reserves; reduced customer demand for our products due to environmental, regulatory, technological or other reasons; adverse foreign exchange movements; political and regulatory instability in the markets where we do business; the impact on our operations or market of health pandemics such as COVID-19 and related government responses; other natural hazards impacting our operations or markets; any other deterioration in our business, markets or prospects; any failure to obtain necessary regulatory approvals; any inability to service or refinance our outstanding debt or to access debt markets at acceptable prices; or adverse developments in the U.S. or global capital markets, credit markets or economies in general. For further discussion of factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement, see “Risk Factors” in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K that we file, available from the SEC’s website and from Murphy Oil Corporation’s website at http://ir.murphyoilcorp.com. Murphy Oil Corporation undertakes no duty to publicly update or revise any forward-looking statements.
Investor Contacts:
Kelly Whitley, kelly_whitley@murphyoilcorp.com, 281-675-9107
Megan Larson, megan_larson@murphyoilcorp.com, 281-675-9470
3